Exhibit 99.1

Press Contact:	Investor Relations Contact:
Robyn Blum	Marilyn Mora
Cisco	Cisco
1 (408) 930-8548	1 (408) 527-7452
rojenkin@cisco.com	marilmor@cisco.com

CISCO REPORTS FIRST QUARTER EARNINGS

•	Q1 Results:

•	Revenue: $11.9 billion

•	Decrease of (9)% year over year

•	Earnings per Share: GAAP: $0.51; Non-GAAP: $0.76

•	GAAP EPS decreased (25)% year over year

•	Non-GAAP EPS decreased (10)% year over year

•	Q2 Guidance:

•	Revenue: 0% to (2)% decline year over year

•	Earnings per Share: GAAP: $0.55 to $0.60; Non-GAAP: $0.74 to $0.76

SAN JOSE, Calif. — November 12, 2020 — Cisco today reported first quarter results for the period ended October 24, 2020. Cisco reported first quarter revenue of $11.9 billion, net income on a generally accepted accounting principles (GAAP) basis of $2.2 billion or $0.51 per share, and non-GAAP net income of $3.2 billion or $0.76 per share.

“Cisco is off to a solid start in fiscal 2021 and we are encouraged by the signs of improvement in our business as we continue to navigate the pandemic and other macro uncertainties,” said Chuck Robbins, chairman and CEO of Cisco. “Our focus is on winning with a differentiated innovative portfolio, long-term growth and being a trusted technology partner offering choice and flexibility to our customers. We see many great opportunities ahead as every company in every industry is accelerating its digital-first strategy.”

GAAP Results

	Q1 FY 2021	Q1 FY 2020	Vs. Q1 FY 2020
Revenue	$11.9 billion	$13.2 billion	(9)%
Net Income	$2.2 billion	$2.9 billion	(26)%
Diluted Earnings per Share (EPS)	$0.51	$0.68	(25)%

Non-GAAP Results

	Q1 FY 2021	Q1 FY 2020	Vs. Q1 FY 2020
Net Income	$3.2 billion	$3.6 billion	(11)%
EPS	$0.76	$0.84	(10)%

Reconciliations between net income, EPS, and other measures on a GAAP and non-GAAP basis are provided in the tables located in the section entitled “Reconciliations of GAAP to non-GAAP Measures.”

“Our Q1 results reflect good execution with strong margins in a challenging environment,” said Kelly Kramer, CFO of Cisco. “We continued to transform our business through more software offerings and subscriptions, driving 10% year over year growth in remaining performance obligations. We delivered strong growth in operating cash flow and returned $2.3 billion to shareholders.”

Financial Summary

All comparative percentages are on a year-over-year basis unless otherwise noted.

Q1 FY 2021 Highlights

Revenue — Total revenue was $11.9 billion, down 9%, with product revenue down 13% and service revenue up 2%. Revenue by geographic segment was: Americas down 10%, EMEA down 10%, and APJC down 7%. Product revenue was led by growth in Security, up 6%. Infrastructure Platforms was down 16% and Applications was down 8%.

Gross Margin — On a GAAP basis, total gross margin, product gross margin, and service gross margin were 63.6%, 62.7%, and 65.8%, respectively, as compared with 64.3% for each in the first quarter of fiscal 2020.

On a non-GAAP basis, total gross margin, product gross margin, and service gross margin were 65.8%, 65.3%, and 67.1%, respectively, as compared with 65.9%, 66.1%, and 65.4%, respectively, in the first quarter of fiscal 2020.

Total gross margins by geographic segment were: 67.3% for the Americas, 63.9% for EMEA and 63.0% for APJC.

Operating Expenses — On a GAAP basis, operating expenses were $5.0 billion, up 3%, and were 42.0% of revenue. Non-GAAP operating expenses were $4.0 billion, down 7%, and were 33.1% of revenue.

Operating Income — GAAP operating income was $2.6 billion, down 28%, with GAAP operating margin of 21.5%. Non-GAAP operating income was $3.9 billion, down 12%, with non-GAAP operating margin at 32.7%.

Provision for Income Taxes — The GAAP tax provision rate was 18.9%. The non-GAAP tax provision rate was 19.0%.

Net Income and EPS — On a GAAP basis, net income was $2.2 billion, a decrease of 26%, and EPS was $0.51, a decrease of 25%. On a non-GAAP basis, net income was $3.2 billion, a decrease of 11%, and EPS was $0.76, a decrease of 10%.

Cash Flow from Operating Activities — $4.1 billion for the first quarter of fiscal 2021, an increase of 14% compared with $3.6 billion for the first quarter of fiscal 2020.

Balance Sheet and Other Financial Highlights

Cash and Cash Equivalents and Investments — $30.0 billion at the end of the first quarter of fiscal 2021, compared with $29.4 billion at the end of fiscal 2020.

Deferred Revenue — $20.5 billion, up 10% in total, with deferred product revenue up 15%. Deferred service revenue was up 7%.

Remaining Performance Obligations — $27.5 billion at the end of the first quarter of fiscal 2021, up 10%.

Capital Allocation — In the first quarter of fiscal 2021, we returned $2.3 billion to shareholders through share buybacks and dividends. We declared and paid a cash dividend of $0.36 per common share, or $1.5 billion, and repurchased approximately 20 million shares of common stock under our stock repurchase program at an average price of $40.44 per share for an aggregate purchase price of $800 million. The remaining authorized amount for stock repurchases under the program is $10.0 billion with no termination date.

Guidance for Q2 FY 2021

Cisco expects to achieve the following results for the second quarter of fiscal 2021:

Q2 FY 2021
Revenue	0% - (2)% decline Y/Y
Non-GAAP gross margin rate	64% - 65%
Non-GAAP operating margin rate	32% - 33%
Non-GAAP tax provision rate	19%
Non-GAAP EPS	$0.74 - $0.76

Cisco estimates that GAAP EPS will be $0.55 to $0.60 in the second quarter of fiscal 2021.

A reconciliation between the Guidance for Q2 FY 2021 on a GAAP and non-GAAP basis is provided in the table entitled “GAAP to non-GAAP Guidance for Q2 FY 2021” located in the section entitled “Reconciliations of GAAP to non-GAAP Measures.”

Editor’s Notes:

•

Q1 fiscal year 2021 conference call to discuss Cisco’s results along with its guidance will be held on Thursday, November 12, 2020 at 1:30 p.m. Pacific Time. Conference call number is 1-888-848-6507 (United States) or 1-212-519-0847 (international).

•

Conference call replay will be available from 4:00 p.m. Pacific Time, November 12, 2020 to 4:00 p.m. Pacific Time, November 19, 2020 at 1-800-879-5193 (United States) or 1-203-369-3562 (international). The replay will also be available via webcast on the Cisco Investor Relations website at https://investor.cisco.com.

•

Additional information regarding Cisco’s financials, as well as a webcast of the conference call with visuals designed to guide participants through the call, will be available at 1:30 p.m. Pacific Time, November 12, 2020. Text of the conference call’s prepared remarks will be available within 24 hours of completion of the call. The webcast will include both the prepared remarks and the question-and-answer session. This information, along with the GAAP to non-GAAP reconciliation information, will be available on the Cisco Investor Relations website at https://investor.cisco.com.

CISCO SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended
	October 24, 2020	October 26, 2019
REVENUE:
Product	$8,587	$9,878
Service	3,342	3,281

Total revenue	11,929	13,159

COST OF SALES:
Product	3,206	3,524
Service	1,142	1,171

Total cost of sales	4,348	4,695

GROSS MARGIN	7,581	8,464
OPERATING EXPENSES:
Research and development	1,612	1,666
Sales and marketing	2,217	2,480
General and administrative	544	519
Amortization of purchased intangible assets	36	36
Restructuring and other charges	602	184

Total operating expenses	5,011	4,885

OPERATING INCOME	2,570	3,579
Interest income	174	273
Interest expense	(112)	(178)
Other income (loss), net	49	12

Interest and other income (loss), net	111	107

INCOME BEFORE PROVISION FOR INCOME TAXES	2,681	3,686
Provision for income taxes	507	760

NET INCOME	$2,174	$2,926

Net income per share:
Basic	$0.51	$0.69

Diluted	$0.51	$0.68

Shares used in per-share calculation:
Basic	4,230	4,246

Diluted	4,244	4,273

CISCO SYSTEMS, INC.

REVENUE BY SEGMENT

(In millions, except percentages)

	Three Months Ended
	October 24, 2020

	Amount	Y/Y%
Revenue:
Americas	$7,198	(10)%
EMEA	2,964	(10)%
APJC	1,767	(7)%

Total	$11,929	(9)%

Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.

GROSS MARGIN PERCENTAGE BY SEGMENT

(In percentages)

Three Months Ended
October 24, 2020
Gross Margin Percentage:
Americas	67.3%
EMEA	63.9%
APJC	63.0%

CISCO SYSTEMS, INC.

REVENUE FOR GROUPS OF SIMILAR PRODUCTS AND SERVICES

(In millions, except percentages)

	Three Months Ended
	October 24, 2020
	Amount	Y/Y%
Revenue:
Infrastructure Platforms	$6,341	(16)%
Applications	1,380	(8)%
Security	861	6%
Other Products	5	(56)%

Total Product	8,587	(13)%
Services	3,342	2%

Total	$11,929	(9)%

Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	October 24, 2020	July 25, 2020
ASSETS
Current assets:
Cash and cash equivalents	$10,822	$11,809
Investments	19,190	17,610
Accounts receivable, net of allowance for doubtful accounts of $125 at October 24, 2020 and $143 at July 25, 2020	3,980	5,472
Inventories	1,303	1,282
Financing receivables, net	5,105	5,051
Other current assets	2,589	2,349

Total current assets	42,989	43,573
Property and equipment, net	2,412	2,453
Financing receivables, net	5,516	5,714
Goodwill	34,535	33,806
Purchased intangible assets, net	1,581	1,576
Deferred tax assets	4,138	3,990
Other assets	3,832	3,741

TOTAL ASSETS	$95,003	$94,853

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$5,002	$3,005
Accounts payable	2,294	2,218
Income taxes payable	810	839
Accrued compensation	2,978	3,122
Deferred revenue	11,271	11,406
Other current liabilities	4,636	4,741

Total current liabilities	26,991	25,331
Long-term debt	9,564	11,578
Income taxes payable	8,786	8,837
Deferred revenue	9,202	9,040
Other long-term liabilities	2,303	2,147

Total liabilities	56,846	56,933

Total equity	38,157	37,920

TOTAL LIABILITIES AND EQUITY	$95,003	$94,853

CISCO SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Three Months Ended
	October 24, 2020	October 26, 2019
Cash flows from operating activities:
Net income	$2,174	$2,926
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and other	451	461
Share-based compensation expense	438	395
Provision (benefit) for receivables	13	50
Deferred income taxes	(120)	81
(Gains) losses on divestitures, investments and other, net	(59)	(8)
Change in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable	1,526	515
Inventories	(21)	34
Financing receivables	167	146
Other assets	(259)	59
Accounts payable	73	(45)
Income taxes, net	(84)	(330)
Accrued compensation	(165)	(473)
Deferred revenue	(45)	158
Other liabilities	7	(382)

Net cash provided by operating activities	4,096	3,587

Cash flows from investing activities:
Purchases of investments	(3,756)	(2,028)
Proceeds from sales of investments	657	2,342
Proceeds from maturities of investments	1,425	1,966
Acquisitions and divestitures	(830)	(163)
Purchases of investments in privately held companies	(68)	(54)
Return of investments in privately held companies	29	57
Acquisition of property and equipment	(171)	(202)
Proceeds from sales of property and equipment	4	4

Net cash (used in) provided by investing activities	(2,710)	1,922

Cash flows from financing activities:
Issuances of common stock	1	2
Repurchases of common stock—repurchase program	(800)	(784)
Shares repurchased for tax withholdings on vesting of restricted stock units	(89)	(194)
Short-term borrowings, original maturities of 90 days or less, net	—	(3,470)
Repayments of debt	—	(2,720)
Dividends paid	(1,520)	(1,486)
Other	35	(16)

Net cash used in financing activities	(2,373)	(8,668)

Net decrease in cash, cash equivalents, and restricted cash	(987)	(3,159)
Cash, cash equivalents, and restricted cash, beginning of period	11,812	11,772

Cash, cash equivalents, and restricted cash, end of period	$10,825	$8,613

Supplemental cash flow information:
Cash paid for interest	$160	$204
Cash paid for income taxes, net	$710	$1,009

CISCO SYSTEMS, INC.

DEFERRED REVENUE

(In millions)

	October 24, 2020	July 25, 2020	October 26, 2019
Deferred revenue:
Product	$8,139	$7,895	$7,105
Service	12,334	12,551	11,497

Total	$20,473	$20,446	$18,602

Reported as:
Current	$11,271	$11,406	$10,646
Noncurrent	9,202	9,040	7,956

Total	$20,473	$20,446	$18,602

CISCO SYSTEMS, INC.

REMAINING PERFORMANCE OBLIGATIONS

(In millions, except percentages)

	October 24, 2020		July 25, 2020		October 26, 2019
	Amount	Y/Y%	Amount	Y/Y%	Amount	Y/Y%
Product	$11,340	15%	$11,261	17%	$9,878	28%
Service	16,129	8%	17,093	9%	14,991	3%

Total	$27,469	10%	$28,354	12%	$24,869	11%

CISCO SYSTEMS, INC.

DIVIDENDS PAID AND REPURCHASES OF COMMON STOCK

(In millions, except per-share amounts)

	DIVIDENDS		STOCK REPURCHASE PROGRAM			TOTAL
Quarter Ended	Per Share	Amount	Shares	Weighted- Average Price per Share	Amount	Amount
Fiscal 2021
October 24, 2020	$0.36	$1,520	20	$40.44	$800	$2,320
Fiscal 2020
July 25, 2020	$0.36	$1,525	—	$—	$—	$1,525
April 25, 2020	$0.36	$1,519	25	$39.71	$981	$2,500
January 25, 2020	$0.35	$1,486	18	$46.71	$870	$2,356
October 26, 2019	$0.35	$1,486	16	$48.91	$768	$2,254

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GAAP TO NON-GAAP NET INCOME

(In millions)

	Three Months Ended
	October 24, 2020	October 26, 2019
GAAP net income	$2,174	$2,926
Adjustments to cost of sales:
Share-based compensation expense	65	57
Amortization of acquisition-related intangible assets	163	150
Acquisition-related/divestiture costs	1	1
Legal and indemnification settlements/charges	43	4

Total adjustments to GAAP cost of sales	272	212

Adjustments to operating expenses:
Share-based compensation expense	362	333
Amortization of acquisition-related intangible assets	36	36
Acquisition-related/divestiture costs	59	72
Significant asset impairments and restructurings	602	184

Total adjustments to GAAP operating expenses	1,059	625

Adjustments to GAAP interest and other income (loss), net:

(Gains) and losses on equity investments	(48)	(13)

Total adjustments to GAAP income before provision for income taxes	1,283	824

Income tax effect of non-GAAP adjustments	(246)	(209)
Significant tax matters	—	67

Total adjustments to GAAP provision for income taxes	(246)	(142)

Non-GAAP net income	$3,211	$3,608

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GAAP TO NON-GAAP EPS

	Three Months Ended
	October 24, 2020	October 26, 2019
GAAP EPS	$0.51	$0.68
Adjustments to GAAP:
Share-based compensation expense	0.10	0.09
Amortization of acquisition-related intangible assets	0.05	0.04
Acquisition-related/divestiture costs	0.01	0.02
Legal and indemnification settlements/charges	0.01	—
Significant asset impairments and restructurings	0.14	0.04
(Gains) and losses on equity investments	(0.01)	—
Income tax effect of non-GAAP adjustments	(0.06)	(0.05)
Significant tax matters	—	0.02

Non-GAAP EPS	$0.76	$0.84

Amounts may not sum due to rounding.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GROSS MARGINS, OPERATING EXPENSES, OPERATING MARGINS, INTEREST AND OTHER INCOME (LOSS), NET, AND NET INCOME

(In millions, except percentages)

	Three Months Ended
	October 24, 2020
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Y/Y	Operating Income	Y/Y	Interest and other income (loss), net	Net Income	Y/Y
GAAP amount	$5,381	$2,200	$7,581	$5,011	3%	$2,570	(28)%	$111	$2,174	(26)%
% of revenue	62.7%	65.8%	63.6%	42.0%		21.5%		0.9%	18.2%
Adjustments to GAAP amounts:
Share-based compensation expense	24	41	65	362		427		—	427
Amortization of acquisition-related intangible assets	163	—	163	36		199		—	199
Acquisition/divestiture-related costs	—	1	1	59		60		—	60
Legal and indemnification settlements/charges	43	—	43	—		43		—	43
Significant asset impairments and restructurings	—	—	—	602		602		—	602
(Gains) and losses on equity investments	—	—	—	—		—		(48)	(48)
Income tax effect/significant tax matters	—	—	—	—		—		—	(246)

Non-GAAP amount	$5,611	$2,242	$7,853	$3,952	(7)%	$3,901	(12)%	$63	$3,211	(11)%

% of revenue	65.3%	67.1%	65.8%	33.1%		32.7%		0.5%	26.9%

	Three Months Ended
	October 26, 2019
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Operating Income	Interest and other income (loss), net	Net Income
GAAP amount	$6,354	$2,110	$8,464	$4,885	$3,579	$107	$2,926
% of revenue	64.3%	64.3%	64.3%	37.1%	27.2%	0.8%	22.2%
Adjustments to GAAP amounts:
Share-based compensation expense	23	34	57	333	390	—	390
Amortization of acquisition-related intangible assets	150	—	150	36	186	—	186
Legal and indemnification settlements/charges	4	—	4	—	4	—	4
Acquisition/divestiture-related costs	—	1	1	72	73	—	73
Significant asset impairments and restructurings	—	—	—	184	184	—	184
(Gains) and losses on equity investments	—	—	—	—	—	(13)	(13)
Income tax effect/significant tax matters	—	—	—	—	—	—	(142)

Non-GAAP amount	$6,531	$2,145	$8,676	$4,260	$4,416	$94	$3,608

% of revenue	66.1%	65.4%	65.9%	32.4%	33.6%	0.7%	27.4%

Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

EFFECTIVE TAX RATE

(In percentages)

	Three Months Ended
	October 24, 2020	October 26, 2019
GAAP effective tax rate	18.9%	20.6%
Total adjustments to GAAP provision for income taxes	0.1%	(0.6)%

Non-GAAP effective tax rate	19.0%	20.0%

GAAP TO NON-GAAP GUIDANCE FOR Q2 FY 2021

Q2 FY 2021	Gross Margin Rate	Operating Margin Rate	Tax Provision Rate	Earnings per Share (2)
GAAP	62% - 63%	24.5% - 25.5%	19%	$0.55 - $0.60
Estimated adjustments for:
Share-based compensation expense	0.5%	3.5%	—	$0.08 - $0.09
Amortization of acquisition-related intangible assets and acquisition/divestiture-related costs	1.5%	2.0%	—	$0.04 - $0.05
Significant asset impairments and restructurings (1)	—	2.0%	—	$0.04 - $0.05
Income tax effect of non-GAAP adjustments			—

Non-GAAP	64% - 65%	32% - 33%	19%	$0.74 - $0.76

(1)

In the first quarter of fiscal 2021, we initiated a restructuring plan, which includes a voluntary early retirement program, in order to realign the organization and enable further investment in key priority areas with total estimated pretax charges of approximately $900 million consisting of severance and other one-time termination benefits, and other costs. We recognized $602 million of these charges during the first quarter of fiscal 2021. We expect to recognize approximately $200 million of these charges in the second quarter of fiscal 2021 with the remaining amount to be recognized during the rest of the fiscal year.

(2)	Estimated adjustments to GAAP earnings per share are shown after income tax effects.

Except as noted above, this guidance does not include the effects of any future acquisitions/divestitures, asset impairments, restructurings and significant tax matters or other events, which may or may not be significant unless specifically stated.

Forward Looking Statements, Non-GAAP Information and Additional Information

This release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events (such as improvement in our business as we continue to navigate the pandemic and other macro uncertainties, our ability to execute on our strategy to focus on winning with a differentiated innovative portfolio, long-term growth and being a trusted technology partner offering choice and flexibility to our customers, our future opportunities as every company in every industry is accelerating its digital-first strategy, our ability to continue to transform our business through more software offerings and subscriptions, and our ability to continue to deliver strong growth in operating cash flow and return value to our shareholders) and the future financial performance of Cisco (including the guidance for Q2 FY 2021) that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: the impact of the COVID-19 pandemic; business and economic conditions and growth trends in the networking industry, our customer markets and various geographic regions; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; the growth and evolution of the Internet and levels of capital spending on Internet-based systems; variations in customer demand for products and services, including sales to the service provider market and other customer markets; the return on our investments in certain priorities, key growth areas, and in certain geographical locations, as well as maintaining leadership in routing, switching and services; the timing of orders and manufacturing and customer lead times; changes in customer order patterns or customer mix; insufficient, excess or obsolete inventory; variability of component costs; variations in sales channels, product costs or mix of products sold; our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies; our ability to achieve expected benefits of our partnerships; increased competition in our product and service markets, including the data center market; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; manufacturing and sourcing risks; product defects and returns; litigation involving patents, intellectual property, antitrust, shareholder and other matters, and governmental investigations; our ability to achieve the benefits of the announced restructuring and possible changes in the size and timing of the related charges; cyber-attacks, data breaches or malware; vulnerabilities and critical security defects; terrorism; natural catastrophic events; any other pandemic or epidemic; our ability to achieve the benefits anticipated from our investments in sales, engineering, service, marketing and manufacturing activities; our ability to recruit and retain key personnel; our ability to manage financial risk, and to manage expenses during economic downturns; risks related to the global nature of our operations, including our operations in emerging markets; currency fluctuations and other international factors; changes in provision for income taxes, including changes in tax laws and regulations or adverse outcomes resulting from examinations of our income tax returns; potential volatility in operating results; and other factors listed in Cisco’s most recent report on Form 10-K filed on September 3, 2020. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco’s most recent report on Form 10-K as it may be amended from time to time. Cisco’s results of operations for the three months ended October 24, 2020 are not necessarily indicative of Cisco’s operating results for any future periods. Any projections in this release are based on limited information currently available to Cisco, which is subject to change. Although any such projections and the factors influencing them will likely change, Cisco will not necessarily update the information, since Cisco will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.

This release includes non-GAAP net income, non-GAAP gross margins, non-GAAP operating expenses, non-GAAP operating income and margin, non-GAAP effective tax rates, non-GAAP interest and other income (loss), net, and non-GAAP net income per share data for the periods presented. It also includes future estimated ranges for gross margin, operating margin, tax provision rate and EPS on a non-GAAP basis.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Cisco believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cisco’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Cisco’s results of operations in conjunction with the corresponding GAAP measures.

Cisco believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations.

For its internal budgeting process, Cisco’s management uses financial statements that do not include, when applicable, share-based compensation expense, amortization of acquisition-related intangible assets, acquisition-related/divestiture costs, significant asset impairments and restructurings, significant litigation settlements and other contingencies, gains and losses on equity investments, the income tax effects of the foregoing and significant tax matters. Cisco’s management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of Cisco. In prior periods, Cisco has excluded other items that it no longer excludes for purposes of its non-GAAP financial measures. From time to time in the future there may be other items that Cisco may exclude for purposes of its internal budgeting process and in reviewing its financial results. For additional information on the items excluded by Cisco from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.

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